EXHIBIT 16.1

SALBERG & COMPANY, P.A.

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

20283 STATE ROAD 7, SUITE 300

BOCA RATON, FL 33428

PHONE (561) 995-8270 FAX (561) 995-1920

October 5, 2004

Mrs. April J. Green

Chief Financial Officer

Colmena Corp

6499 NW 9th Avenue Suite 304

Ft. Lauderdale, FL 33309

This is to confirm that the client-auditor relationship between Colmena Corp. (Commission File No. 0-27842) and Salberg & Company, P.A. has ceased.

Very truly yours,

SALBERG & COMPANY, P.A.

/s/ SCOTT D. SALBERG

Scott D. Salberg, CPA, CVA

For the Firm

CC:

Office of the Chief Accountant

SECPS Letter File

Mail Stop 1103

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549